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                                                                 EXHIBIT (E)(9)

GUARANTEE AGREEMENT entered into at Montreal, Province of Quebec, as of November 30, 2001.


AMONG:     AUTOMATED LANGUAGE PROCESSING SYSTEMS LTD. ("GUARANTOR")


AND:       ARCTIC INC. ("LENDER")


     WHEREAS Alpnet Inc. (the "BORROWER") has executed a Secured Convertible Promissory Note (the "SECURED NOTE") dated November 13, 2001 in favour of Arctic Inc. (the "LENDER");


     WHEREAS the Lender has required the entering into and execution of this Guarantee Agreement before advancing any sums to the Borrower pursuant to the Secured Note;

     NOW, THEREFORE, in consideration of the Lender having entered into the Secured Note with the Borrower and having agreed, subject to the terms and conditions therein provided, to make sums available to the Borrower thereunder, the parties hereto have agreed as follows:

1.   INTERPRETATION

1.1  INCORPORATION OF DEFINITIONS

     The capitalized words and expressions used in this Agreement or in any deed, document or instrument supplemental or ancillary hereto, unless otherwise defined herein or unless there be something in the subject or the context inconsistent therewith, shall have the same meaning as that ascribed to them at any time and from time to time in the Secured Note.

1.2  GENERAL INTERPRETATION

     Unless there be something in the subject or the context inconsistent therewith, words importing the singular only shall include the plural and vice versa, and words importing the masculine gender shall include the feminine gender, and vice versa, and all references to dollars shall mean Canadian Dollars.

1.3  HEADINGS

     The headings are inserted for convenience only and shall be ignored in construing this Agreement.

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1.4  GOVERNING LAW

     This Agreement shall be governed, construed and interpreted in accordance with the laws applicable in the Province of Quebec.

1.5  TIME OF THE ESSENCE

     The Guarantor shall be en demeure by the mere lapse of time for performing its obligations or by the arrival or forfeiture of the term, or by any other cause provided by the law.

1.6  REFERENCE TO THESE PRESENTS

     The expressions "in these Presents" or "hereunder" or "this Agreement" refer to this agreement together with any future amendment or restatement.

1.7  CONTRACT BY MUTUAL AGREEMENT

     The provisions of this Agreement have been freely discussed and negotiated between the parties and the rules relating to contracts of adhesion do not apply.

1.8  LANGUAGE

     The parties hereto have specifically required that this Agreement and all related documents be drafted in English. Les parties aux presentes ont expressement requis que la presente convention et tous les documents accessoires soient rediges en anglais.

2.   COVENANTS OF THE GUARANTOR

2.1  GUARANTEE

     The Guarantor hereby irrevocably guarantees the payment of all the present and future, direct and indirect obligations of the Borrower towards the Lender, in principal, interest and costs under the Secured Note (the "GUARANTEED OBLIGATIONS"), up to a maximum aggregate amount of two million United States dollars (US$2,000,000), which the Guarantor expressly covenants to pay to the Lender, as of and from any demand for payment presented by the Lender, which demand for payment shall only be presented to the Guarantor following an Event of Default.

2.2  PAYMENT UPON RECEIPT OF WRITTEN DEMAND

     Following a demand from the Lender pursuant to Section 2.1, the Guarantor shall make payment of the amount claimed at the office of the Lender located at the address mentioned under its signature or any other address communicated in writing by Lender, in the same currency as that which such Guaranteed Obligations may be outstanding, in funds immediately available to the Lender at such office.

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2.3  RECORDS OF THE LENDER CONSTITUTING PRIMA FACIE EVIDENCE OF AMOUNT DUE BY
     THE BORROWER

     Any written records of account/indebtedness maintained by the Lender shall constitute prima facie evidence of the amount which, as of the date of the record, is due by the Borrower to the Lender under the Guaranteed Obligations.

2.4  CONTINUING GUARANTEE

     The guarantee contemplated in this Article constitutes a continuing guarantee and remains in full force until repayment of the Guaranteed Obligations.

2.5  IRREGULARITIES IN BORROWING OF NO EFFECT ON THE OBLIGATIONS OF THE
     GUARANTOR

     All moneys, advances, renewals and credits borrowed or actually obtained by the Borrower from the Lender under the Secured Note, shall constitute part of the Guaranteed Obligations, notwithstanding any irregularity, defect or informality in the borrowing or the obtaining of the said moneys, advances, renewals and credits, whether or not the Lender shall have had knowledge of same, it being expressly understood that any amount which may not be recoverable from the Borrower as a consequence of any irregularity, defect or informality whatsoever in the principal indebtedness of the Borrower, may be collected from the Guarantor as sole or principal debtor and shall be payable to the Lender upon the demand, with interest, fees and accessories, the whole in accordance with the provisions of this Article.

2.6  THE LENDER MAY GRANT EXTENSIONS OF TIME

     The Lender may, without thereby releasing the Guarantor, in whole or in part, under the guarantee contemplated in this Article, grant extensions of time, renewals, postponements and releases; it may also (i) take and give up security or abandon same, in whole or in part, (ii) abstain from taking, perfecting, registering, publishing, renewing or enforcing any security, (iii) accept arrangements or otherwise deal with the Borrower and others including any guarantor, and (iv) dispose of any security.

2.7 IMPUTATION OF PAYMENTS TO BE APPLIED IN THE REDUCTION OF THE GUARANTEED OBLIGATIONS

     All dividends and other sums of money received by the Lender from the Borrower or from anyone whomsoever, which may be imputed in reduction of the Guaranteed Obligations, shall be considered as payments which the Lender may impute as it sees fit, notwithstanding the provisions of Article 1572 of the Civil Code of Quebec, as well as every other legal rule concerning the imputation of payments.

     The Guarantor may not be subrogated in the rights of the Lender until the Lender shall have received the entire amount of its claims against the Borrower in relation to the Guaranteed Obligations and under any other obligation outstanding under the Secured Note.

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2.8  ADDITIONAL SECURITY

     The guarantee contemplated in this Article is in addition to and not in substitution for any other guarantee given by anyone whomsoever and shall not prejudice any and all security furnished to the Lender by anyone whomsoever, and held by it at any time whatsoever. The Lender shall not be bound to rank or marshal its security or to apply this principle to sums of money which it shall be entitled to receive or to other assets upon which it may possess rights.

2.9  RENUNCIATION TO THE BENEFITS OF DIVISION AND DISCUSSION

     The Lender shall not be obliged to exercise any of its recourses against the Borrower or against others, or to discuss any of the security which it shall hold or which the Lender shall hold, before being entitled to the payment by the Guarantor of the Guaranteed Obligations and it shall not be bound to offer or to deliver its security before being paid in full. The Guarantor hereby renounces to the benefit of discussion and division.

2.10 AUTHORITY TO MODIFY GUARANTEED OBLIGATIONS

     To the extent permitted by law, the Guarantor expressly authorizes the Lender, at any time and from time to time without notice and without affecting the liability of the Guarantor hereunder, to

     2.10.1 alter the terms of all or any part of the Guaranteed Obligations and any security and guaranties therefor, including without limitation, modification of times for payment, provided however that the Lender shall not, without the Guarantor's prior written consent, alter any part of the Guaranteed Obligations which would increase the amount of the principal amount of the Secured Note, increase the interest rate applicable to the principal amount of the Secured Note or increase the monetary obligations of the Borrower towards the Lender under the Secured Note;

     2.10.2 accept new or additional instruments, documents, agreements, security or guaranties in connection with all or any part of the Guaranteed Obligations;

     2.10.3    accept partial payments of the Guaranteed Obligations;

     2.10.4 waive, release, reconvey, terminate, abandon, subordinate, exchange, substitute, transfer, compound, compromise, liquidate and enforce all or any part of the Guaranteed Obligations and any security or guaranties therefor, and apply any such security and direct the order or manner of sale thereof (and bid and purchase at any such sale), as the Lender, in its discretion may determine;

     2.10.5 release the Borrower, any guarantor or any other Person from any personal liability with respect to all or any part of the Guaranteed Obligations; and

     2.10.6    otherwise modify the provisions of the Secured Note.

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3.   REPRESENTATIONS AND WARRANTIES

     The Guarantor does hereby represent and warrant that:

3.1  ORGANIZATION

     The Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and of all jurisdictions in which it carries on business, and is in compliance with all provisions of its constating documents and by-laws. The Guarantor has all requisite power and authority, corporate or otherwise, to own its property and to carry on its business as now being and hereafter proposed to be conducted.

3.2  AUTHORIZATION OF DOCUMENTS BY THE GUARANTOR

     The Guarantor has the power, and has taken all necessary action, to authorize it to guarantee the obligations of the Borrower under the Secured Note pursuant to the terms hereof and has the power and has taken all necessary action to authorize it to execute and deliver this Agreement and perform its obligations hereunder in accordance with the terms hereof and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by a duly authorized officer of the Guarantor.

3.3  NO CONFLICT

     The execution, delivery and performance by the Guarantor of this Agreement and the consummation of the transactions contemplated hereby and thereby do not violate any law, conflict with, result in a breach of or constitute a default under the constating documents or by-laws of the Guarantor or under any material agreement or instrument to which it is a party or by which it or any of its property may be bound.

3.4  GOVERNMENTAL REGULATION

     The Guarantor is not required to obtain any consent, approval, authorization, permit or license from, or effect any filing or registration with, any federal, provincial, state or local regulatory authority in connection with the execution, delivery and performance, in accordance with its respective terms, of this Agreement.

4.   GENERAL PROVISIONS

4.1  NOTICES

     Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be in writing and shall be deemed to have been duly given or made to the party to whom such notice, request, demand or other communication is required or permitted to be given or made under this Agreement, when delivered to such party (by certified mail, postage prepaid or by telecopier or hand delivery) at its address and attention set forth with its signature below, or at such other address as any of the parties hereto may hereafter notify the others in writing. No other method of giving notice is
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hereby precluded. The Lender shall not be required to furnish the Guarantor with copies of any notices and requests sent to the Borrower under the Secured Note.

4.2  SEVERABILITY

     Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

4.3  ACKNOWLEDGMENT

     The Guarantor hereby acknowledges that it has received and taken cognizance of an original executed copy of the Secured Note and is familiar with all the provisions thereof.

4.4  BENEFIT OF GUARANTEE

     This guarantee shall enure to the benefit of the Lender, as well as its successors and assigns.


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     IN WITNESS WHEREOF, the parties hereto have signed this Agreement on the date and in the place first hereinabove mentioned.



                                      AUTOMATED LANGUAGE PROCESSING SYSTEMS LTD.



                                      Per: /s/ John Wittwer
                                           -------------------------------------
                                           Name:   John W. Wittwer
                                           Title:  Director

                                           ADDRESS:
                                           1801 McGill College
                                           Suite 1450
                                           Montreal, Quebec
                                           H3A 2N4

                                           To the attention of: President
                                           Fax: (514) 844-8664


                                      ARCTIC INC.



                                      Per: /s/ Mark Lancaster
                                           -------------------------------------
                                           Name:   Mark Lancaster
                                           Title:  President

                                           ADDRESS:
                                           c/o CT Corporations Systems
                                           50 West Broadway
                                           Salt Lake City, Utah

                                           To the attention of:
                                           Fax: